SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the registrant |X|

Filed by a party other than the registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement            |_|  Confidential,  for Use of the
                                                Commission  Only (as permitted
|X|  Definitive Proxy Statement                 by Rule 14a-6(e)2))

|_| Definitive Additional Materials

|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12

                             FIDELITY HOLDINGS, INC.
                (Name of Registrant as Specified in Its Charter)

      (Name of Person(s) filing Proxy Statement, if other than Registrant)

Payment of filing fee (check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            (1) Title of each class of securities to which transaction applies:

            (2)   Aggregate number of securities to which transaction applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            (4)   Proposed maximum aggregate value of transaction:

            (5)   Total fee paid:

            |_|   Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement no.:

      (3)   Filing Party:

      (4)   Date Filed:

                             FIDELITY HOLDINGS, INC.
                       80-02 KEW GARDENS ROAD, SUITE 5000
                           KEW GARDENS, NEW YORK 11415

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          to be held on August 20, 1999

To The Shareholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of FIDELITY HOLDINGS, INC., a Nevada corporation ("Fidelity" or the "Company"), will be held at the offices of the Company located at 80-02 Kew Gardens Road, Suite 5000, Kew Gardens, New York 11415, on August 20, 1999, at 9:00 a.m., local time, for the following purposes:

      1. To elect five (5) members of the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

      2. To ratify and approve the Fidelity1999 Employee Stock Option Plan;

      3. To ratify the appointment of BDO Seidman LLP as the Fidelity independent auditors for the year 1999; and

      4. To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on July 23, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. Only shareholders of record on the stock transfer books of Fidelity at the close of business on that date are entitled to notice and to vote at the Meeting.

                               By Order of the Board of Directors


                                  ROBERT COTTRELL
                                  Secretary

Dated: July 16, 1999

             WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING
               YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE
                ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED,
                       WHICH REQUIRES NO POSTAGE IF MAILED
                              IN THE UNITED STATES.

                             FIDELITY HOLDINGS, INC.
                       80-02 KEW GARDENS ROAD, SUITE 5000
                           KEW GARDENS, NEW YORK 11415

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 August 20, 1999

                                  INTRODUCTION

      This Proxy Statement is being furnished to shareholders by the Board of Directors of Fidelity Holdings, Inc., a Nevada corporation ("Fidelity" or the "Company"), in connection with the solicitation of proxies for use at the 1999 Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the offices of the Company located at 80-02 Kew Gardens Road, Suite 5000, Kew Gardens, New York 11415, on August 20, 1999, at 9:00 a.m., local time, or at any adjournments thereof.

      The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to shareholders is July 29, 1999.

                        RECORD DATE AND VOTING SECURITIES

      Only shareholders of record at the close of business on July 23, 1999, the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof. As of the close of business on July 9, 1999, there were outstanding 13,661,174 shares of Fidelity Common Stock, $.01 par value (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote. As of the close of business on the Record Date, there were outstanding 900,000 shares of Fidelity 1997 Major Series of Convertible Preferred Stock (the "1997 Preferred Stock"). Each outstanding share of 1997 Preferred Stock is entitled to two votes. There was no other class of voting securities of the Company outstanding on the Record Date. A majority of the outstanding shares of Common Stock and 1997 Preferred Stock present in person or by proxy is required for a quorum.

                                VOTING OF PROXIES

      Shares of Common Stock and 1997 Preferred Stock represented by Proxies, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no instruction is indicated on the Proxy, the shares of Common Stock and 1997 Preferred Stock represented thereby will be voted (i) For the election as Directors of the persons who have been nominated by the Board of Directors; (ii) For ratification and approval of the Fidelity 1999 Employee Stock Option Plan; (iii) For the ratification of the appointment of BDO Seidman LLP as the Fidelity independent auditors for the year ending December 31, 1999; and (iv) at the discretion of the person or persons voting the Proxy with respect to any other matter that may properly be brought before the Meeting. The execution of a Proxy will in no way affect a shareholder's right to attend the Meeting and vote in person. Any Proxy executed and returned by a shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy which is presented at the Meeting, or if the shareholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

      The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mails, proxy solicitation may be made personally or by telephone, or telegraph by officers, directors and employees of the Company. The Company will, upon request, reimburse banks, brokerage firms and other custodians for their reasonable expenses in sending soliciting material to the beneficial owner of the shares.

SECURITY OWNERSHIP

Principal Shareholders

      The following tables sets forth information with respect to the beneficial ownership of each class of the Company's securities as of July 9, 1999, respectively, by (i) each director of the Company, (ii) each executive officer of the Company, (iii) all directors and executive officers of the Company as a group and (iv) each person known to the Company to own more than 5% of any class of it securities:

                                                            1997 Major Series of
                                                           Convertible Preferred
                                   Common Stock(1)             Stock(1)(2)
                                   ---------------             -----------
 Name and Address(9)            Number        Percent      Number      Percent
 -------------------            ------        -------      ------      -------

Bruce Bendell               7,076,162(3)      41.80%      900,000(4)     100.0%
Doron Cohen                 3,790,536(5)      27.75%
David Edelstein                 3,600             *
Richard L. Feinstein           60,000(6)          *
James Wallick                   3,000             *
Jeffrey Weiner                  6,300(7)          *
All continuing directors
and executive officers
 as a group (6 persons)    10,939,598(8)      64.51%

----------
* Represents less than 1% of the outstanding shares of Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the shares owned by any person holding such options or warrants, but are not deemed outstanding for computing the percentage of shares owned by any other person. The Company is not aware of any 5% beneficial holders of its Common Stock other than the persons specified in the table above.

(2) Based on 900,000 shares of the 1997-Major Series of Convertible Preferred Stock outstanding on July 9, 1999.

(3) Includes (i) 15 shares of Common Stock owned by Bruce Bendell's wife and the following shares of Common Stock which Bruce Bendell has the right to acquire within 60 days: (a) 75,000 shares of Common Stock which Bruce Bendell has the right to acquire upon the exercise of warrants and (b) 2,700,000 shares of Common Stock, the minimum number of shares of Common Stock into which the 900,000 shares of the 1997-Major Series of Convertible Preferred Stock beneficially owned by Bruce Bendell are convertible. Does not reflect Mr. Cohen's agreement to give Bruce Bendell a proxy to vote 1,125,000 of Mr. Cohen's shares during the two-year period which commenced on October 14, 1997.

(4) All of such shares of the 1997-Major Series of Convertible Preferred Stock are held in a trust created under the law of Gibraltar. Bruce Bendell is the principal beneficiary of such trust.

(5) Does not reflect Mr. Cohen's agreement to give Bruce Bendell a proxy to vote 1,125,000 of Mr. Cohen's shares during the two-year period which commenced on October 14, 1997.

(6) Includes 30,000 shares of Common Stock which Mr. Feinstein has the right to acquire pursuant to immediately exercisable options.

(7) Includes 3,000 shares owned by Mr. Weiner's wife.

(8) Includes (i) 3,015 shares of Common Stock owned by immediate family members of directors and executive officers as a group and (ii) 2,805,000 shares of Common Stock that the directors and executive officers as a group have the right to acquire within 60 days.

(9) The address for each beneficial owner is c/o Fidelity Holdings, Inc., 80-02 Kew Gardens Rd., Suite 5000, Kew Gardens, NY 11415.

Executive Officers

The following table sets forth the names and ages of all executive officers, the positions and offices with the Company held by each executive officer and the period served:

Name                   Age     Position                                             Period Served
----                   ---     --------                                            --------------
Bruce Bendell          44      Chairman of the Board and Chief Executive Officer   1995 - present
Doron Cohen            43      President and Treasurer                             1995 - present
Richard L. Feinstein   56      Chief Financial Officer                             1997 - present

Information concerning Messrs. Bendell and Cohen is provided under "Election Of Directors."

Richard L. Feinstein. Mr. Feinstein has served as the Company's Chief Financial Officer since December 1997. From 1994 to December 1997, Mr. Feinstein maintained his own financial and management consulting practice. From 1989 to 1994, Mr. Feinstein served as Managing Director and Chief Financial Officer of Employee Benefit Services, Inc. From 1978 to 1989, Mr. Feinstein was a partner in KPMG Peat Marwick and a predecessor firm.

Certain Relationships and Related Transactions

      See "Employment and Related Agreements" for a description of (i) the employment arrangement between the Company and Doron Cohen, its President, Treasurer and one of its directors and (ii) the Employment Agreement between the Company and Zvi Barak, its Director of Research and Development. In addition, in January 1999, Mr. Cohen was granted piggyback registration rights with respect to 58,536 shares of Common Stock issued to him as compensation for fiscal 1998. See "Executive Compensation."

      See "Employment and Related Agreements" for a description of the consulting arrangement between the Company and Bruce Bendell, its Chairman and Chief Executive Officer. In addition, in January 1999, Mr. Bendell was granted piggyback registration rights with respect to 58,536 shares of Common Stock issued to him as compensation for fiscal 1998. See "Executive Compensation."

      In January 1999, Richard Feinstein, the Company's Chief Financial Officer, was granted piggyback registration rights with respect to 30,000 shares of Common Stock issued to him as a bonus for fiscal 1999.

      Following the acquisition (the "Major Auto Acquisition") of Major Automotive Group, Inc. ("Major Auto") by the Company in 1998, Bruce Bendell and his brother Harold Bendell continue to be responsible for senior-level management of the Major Auto dealerships. The Bendell brothers and the Company believe that this continuity of senior management was important in obtaining the manufacturers' consents to the transfer of the dealerships to the Company. The Bendell brothers' management control has been accomplished through (i) their ownership of 100 shares of the Company's 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock (of which shares Bruce Bendell has a proxy to vote the 50 shares of the 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock owned by Harold Bendell for a seven-year period which commenced on January 7, 1998) which carries voting rights allowing them to elect a majority of the Board of Directors of Major Auto and (ii) a related management agreement, discussed immediately below.

      To further facilitate obtaining the required manufacturers' consents, the Bendells and the Company have entered into a management agreement pursuant to which the Bendells will have the exclusive right and obligation to manage the automobile dealerships acquired by the Company in connection with the Major Auto Acquisition and any additional automobile dealerships that the Company may acquire in the future. The management agreement is for a term ending on December 31, 2002 and may not be earlier terminated unilaterally by the Company. If the Company continues to own automobile dealerships at the end of the term, the management agreement may be unilaterally extended by the Bendell brothers in order to maintain the level of management control that will avoid the need to seek further manufacturer consents. Should either of the Bendell brothers cease managing the dealerships, the management agreement provides that ownership of his 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock shares and his management rights under the management agreement will be automatically transferred to the other, and should both brothers cease managing the dealerships for any reason, the shares and management rights will be automatically transferred to a successor manager designated in a successor addendum to each dealership agreement or, failing such designation, to a successor manager designated by the Company (subject to approval by the applicable manufacturers). As noted in the prior paragraph, Bruce and Harold Bendell will retain the right to elect a majority of the directors of Major Auto (and possibly other affiliates in the future) in order to facilitate obtaining the required manufacturers' consents. Should the Boards of Directors of Major Auto and the Company disagree as to a particular course of action, Major Auto would nonetheless be able to take the action in question, except that the management agreement prohibits certain actions without the prior approval by the Company's Board of Directors. Those actions are (i) disposing of any of the Major Auto dealerships, (ii) acquiring new dealerships, and (iii) the Company incurring liability for Major Auto indebtedness. Any compensation that Bruce Bendell is entitled to receive under the management agreement is in addition to any other compensation that he is entitled to receive as Chairman and Chief Executive Officer of the Company.

      As part of the Major Auto Acquisition, Major Auto acquired two related real estate components from Bruce and Harold Bendell for a purchase price of $3 million.

      The Company has made a loan to its President, Doron Cohen, in the principal amount of $140,000, bearing interest at 5.77% per annum, uncompounded. The loan is evidenced by a promissory note dated December 31, 1996. The promissory note provides that the full principal amount of, and all accrued interest on, the loan is due and payable in a single installment on December 31, 1999.

      The Company has advanced $799,897 to its Chairman and Chief Executive Officer, Bruce Bendell, including interest at 5.77% per annum, uncompounded. The advance and interest are due on demand.

      Bruce Bendell, Doron Cohen, the Company and Major Chevrolet, Major Dodge and Major Chrysler Plymouth Jeep Eagle, all wholly-owned by Major Auto, have guaranteed the obligations of Major Fleet and Leasing Corp. ("Major Fleet") and the Company under two lines of credit with HSBC Corp. aggregating $1.5 million. In addition, Bruce Bendell and Major Fleet have guaranteed the obligations of Major Auto's subsidiaries under certain of their agreements with various financial institutions pursuant to which such subsidiaries sell their vehicle finance contracts and leases. Major Fleet has pledged its assets to such financial institutions to secure its guarantee. In addition, such subsidiaries have cross-guaranteed and cross-collateralized their respective agreements with such financial institutions.

      On October 1, 1998 the Company entered into a consulting agreement with Clemont Investments Ltd. ("Clemont"), a consulting firm which provides business advisory services regarding the establishment in Europe of branches or operations of U.S. based companies. In consideration for its services, Clemont will receive, over a three to five year period (i) 54,000 shares of Common Stock in connection with the performance of certain consulting services, (ii) 79,500 shares of Common Stock in connection with providing the Company with certain business contacts and (iii) 54,000 shares of Common Stock in connection with compliance with certain restrictive covenants contained in the Consulting Agreement (collectively, the "Clemont Shares"). The Company has the right to repurchase the Clemont Shares under certain circumstances at a price of up to $4.00 per share. Through July 9, 1999, the Company has repurchased 24,295 shares of Common Stock under such agreement. In connection with the Consulting Agreement, Clemont entered into a put agreement with Bruce Bendell, Chairman and CEO of the Company on October 1, 1998 pursuant to which Mr. Bendell agreed, under certain conditions, to purchase the Clemont Shares from Clemont during such period, less any Clemont Shares repurchased by the Company.

      The Company has retained the accounting firm of Marcum & Kliegman LLP to provide certain accounting and tax services for the Company and its subsidiary Major Fleet. In 1998, the Company paid Marcum & Kliegman LLP $48,000 for its services. Mr. Weiner, a director of the Company, is Managing Partner of Marcum & Kliegman LLP.

Committees

      The Company has the following standing committees: an Audit Committee and a Compensation Committee. Since May 1998, the Audit Committee has been comprised of Bruce Bendell, David Edelstein and Jeffrey Weiner and is charged with reviewing the Company's annual audit and meeting with the Company's independent auditors to review the Company's internal controls and financial management practices. The Compensation Committee, which is comprised of David Edelstein and Jeffrey Weiner recommends to the Board of Directors compensation for the Company's Chief Executive and other principal executive officers. Messrs. Edelstein and Weiner were independent directors since their election in May of 1998.

      During the fiscal year ended December 31, 1998, the Audit Committee held one meeting.

      The Board of Directors held two meetings during the fiscal year ended December 31, 1998. All of the Directors attended each meeting. From time to time, the Board acted by unanimous written consent.

Compensation of Directors and Executive Officers

Summary Compensation Table

      The following table sets forth information for each of the Company's fiscal years ended December 31, 1998 and 1997 concerning compensation of (i) all individuals serving as the Company's Chief Executive Officer during the fiscal year ended December 31, 1998 and (ii) each other executive officer of the Company whose total annual salary and bonus equaled or exceeded $100,000 in the fiscal year ended December 31, 1998:


                                                                      Annual Compensation
                                                                      -------------------
                                                                                  Other               All
                                                                                  Annual             Other
      Name and Principal Position              Year    Salary($)    Bonus($)   Compensation($)   Compensation($)
      ---------------------------              ----    ---------    --------   ---------------   ---------------

Doron Cohen(1)                                 1998     246,500           0           0                 0
     President and Treasurer                   1997     206,500           0           0                 0
Bruce Bendell(2)                               1998     248,530     127,437           0                 0
     Chairman and Chief Executive              1997     178,080           0           0                 0
     Officer
Bruce Hall(3)                                  1998     135,000           0       6,000                 0
     Vice President-Operations                 1997      11,250           0         500                 0
Richard Feinstein(4)                           1998     125,000           0       3,166                 0
     Chief Financial Officer                   1997      35,000           0           0                 0
Zvi Barak(5)                                   1998     150,000           0      23,000                 0
     Director of Research and Development      1997     150,000           0      23,000                 0

(1) Salary in 1998 includes $150,000 from the Company (subsequently paid through the issuance of 58,536 shares of the Company's Common Stock). Mr. Cohen waived his salary from the Company for the years ended December 31, 1997. This salary did not accrue. Mr. Cohen was paid a salary in 1997 of $56,500 from Computer Business Sciences.

(2) Salary in 1998 includes $150,000 from the Company (subsequently paid through the issuance of 58,536 shares of the Company's Common Stock). Mr. Bendell received $81,250 in salary and $127,437 in bonus from Major Auto since its acquisition on May 14, 1998. Mr. Bendell waived his consultant's fee from the Company for the years ended December 31, 1997 and 1996. This fee did not accrue. Mr. Bendell received $17,280 and $28,080 as management fees from Major Fleet for management services performed in 1998 and 1997, respectively.

(3) 1998 amounts represent a full year of salary and automobile allowance of $500 per month for Mr. Hall who commenced employment in December 1997.

(4) Mr. Feinstein was a part-time consultant in 1997 and commenced full time employment in January 1998. Other Annual Compensation amount represents an automobile allowance of $527 per month since July 1998.

(5) Includes $5,000 for life and disability insurance premiums and $18,000 annual automobile allowance.

Stock Option Grants

No individual grants of stock options were made during the fiscal year ended December 31, 1998 to any of the executive officers of the Company named in the Summary Compensation Table.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

      No stock options were exercised during the fiscal year ended December 31, 1998 by any of the executive officers named in the Summary Compensation Table. The value of unexercised options held by any such persons as of December 31, 1998 was as follows for Bruce Bendell (the only such option holder):

    Total number of shares underlying unexercised options           75,000
    Exercisable options                                             75,000
    Unexercisable options                                              - 0 -
    Value of in-the-money options                                 $162,500(1)

----------
(1) Represents warrants to acquire 75,000 shares of Common Stock issued to Mr. Bendell on October 2, 1996 as a signing bonus under a management agreement with the Company to manage the operations of Major Fleet.

Compensation of Directors

      Directors of the Company were not compensated for their services in 1998. The Company reimburses directors for their expenses of attending meetings of the Board of Directors. On April 30, 1999 the Board adopted the 1999 Outside Directors Stock Option Plan ("Directors Stock Option Plan") and the 1999 Outside Directors Equity Participation Plan ("Directors Equity Plan").

      The Directors Option Plan will provide a means whereby non-employee Directors ("Outside Directors") may purchase shares of Common Stock pursuant to options granted in accordance with the Directors Option Plan. Any Director of the Company who is not a full or part-time employee thereof is eligible to participate in the Directors Option Plan. Each Outside Director receives an option to purchase 4,000 Shares on the date of the annual stockholders' meeting of each year provided he or she is then an Outside Director, commencing with this year's meeting. The exercise price of each option is the "fair market value", i.e. the closing sales price on the date of grant of the Common Stock as quoted on the NASDAQ SmallCap Market or any other exchange on which the Common Stock is traded. The Directors Equity Plan will provide a means whereby Outside Directors will be granted shares of Common Stock. Any Director of the Company who is not a full or part-time employee thereof is eligible to participate in the Directors Equity Plan. Each eligible Director receives a grant of 2,000 shares of Common Stock on April 30th of each year provided that he or she is then an Outside Director and has been an Outside Director during the six month period prior to April 30th of such year. Prior to the Company's 3 for 2 stock split in June, 1999, the Company granted shares of Common Stock to the following persons: David Edelstein, 2,000 shares; James Wallick, 2,000 shares; and Jeffrey Weiner, 2,000 shares. After adjusting for the split, each of the foregoing Outside Directors will receive 3,000 shares.

Employment and Related Arrangements and Agreements

      As of November 7, 1995, the Company's date of incorporation, the Company entered into a Consulting Agreement with Bruce Bendell, its Chairman, pursuant to which he serves as a business, management and financial consultant to the Company for a period which ended on December 31, 1998, subject to successive one-year extensions at the option of the Company. Mr. Bendell receives an annual consulting fee as determined by the Company's Board of Directors from time to time, but not less than $150,000. The consulting fee is subject to a yearly cost-of-living adjustment and may also be retroactively increased based upon the Company's profits per outstanding share of Common Stock for the applicable year. The available percentage increase in consulting fee as a result of profits ranges from 5% for break-even results to 150% for earnings per share exceeding $1.00 per share. Mr. Bendell is also entitled to a bonus in such amounts and at such times as determined by the Company's Board of Directors. In addition, the agreement provides that Mr. Bendell is entitled to various fringe benefits and is entitled to participate in any incentive, stock option, deferred compensation or pension plans established by the Company's Board of Directors. Mr. Bendell has agreed not to disclose confidential information relating to the Company and has agreed not to compete with, or solicit employees or customers of, the Company during specified periods following the breach or termination of his agreement to serve as a consultant to the Company. Mr. Bendell has been serving at will since the expiration of the agreement pursuant to the same terms. Mr Bendell's consulting fee in 1998 includes $150,000 subsequently paid through the issuance of 58,536 shares of the Company's Common Stock. See "Executive Compensation."

      As of November 7, 1995, the Company's date of incorporation, the Company entered into an Employment Agreement with Doron Cohen, pursuant to which he serves as the Company's President and Treasurer for a period which ended on December 31, 1998, subject to successive one-year extensions at the option of the Company. Mr. Cohen receives an annual base salary as determined by the Company's Board of Directors from time to time, but not less than $150,000. The annual salary is subject to a yearly cost-of-living adjustment and may also be retroactively increased based upon the Company's profits per outstanding share of Common Stock for the applicable year. The available percentage increase in salary as a result of profits ranges from 5% for break-even results to 150% for earnings per share in excess of $1.00 per share. Mr. Cohen is also entitled to a bonus in such amounts and at such times as determined by the Company's Board of Directors. In addition, the agreement provides that Mr. Cohen is entitled to various fringe benefits under the agreement and is entitled to participate in any incentive, stock option, deferred compensation or pension plans established by the Company's Board of Directors. Mr. Cohen has agreed not to disclose confidential information relating to the Company and has agreed not to compete with, or solicit employees or customers of, the Company during specified periods following discontinuance of his employment for any reason other than a termination for cause. Mr. Cohen has been serving at will since the expiration of the agreement pursuant to the same terms. Mr. Cohen's salary in 1998 includes $150,000 subsequently paid through the issuance of 58,536 shares of the Company's Common Stock. See "Executive Compensation."

      As of April 18, 1996, the Company entered into an Employment Agreement with Zvi Barak, pursuant to which he serves as the Company's Director of Research & Development for a period ending on April 30, 2001, subject to a one-year extension at the option of the Company. Mr. Barak receives an annual base salary as determined by the Company's Board of Directors from time to time, but not less than $150,000. The annual salary is subject to a yearly cost-of-living adjustment and may also be retroactively increased based upon the Company's profits per outstanding share of Common Stock for the applicable year. The available percentage increase in salary as a result of profits ranges from 5% for break-even results to 150% for earnings per share in excess of $1.00 per share. Mr. Barak is also entitled to a bonus in such amounts and at such times as determined by the Company's Board of Directors and to an annual royalty incentive in an amount equal to 2% of gross revenues received from sales of new products developed under his direction. In addition, the agreement provides that Mr. Barak is entitled to various fringe benefits under the agreement, including an annual allowance of $5,000 for disability insurance and $18,000 for the purchase or lease of an automobile, and is entitled to participate in any incentive, stock option, deferred compensation or pension plans established by the Company's Board of Directors. Pursuant to the agreement, the Company established a research and development facility in Israel and, in the event that Mr. Barak elects to establish residence outside of Israel, the Company has agreed to establish another research and development facility in the location where Mr. Barak establishes his residence. The Company spent approximately $25,000 to open the research and development facility in Israel and spends approximately $27,600 per month to operate such facility. Mr. Barak is obligated to pay the expenses of relocating himself to Israel and to any subsequent residence. Mr. Barak has agreed not to disclose confidential information relating to the Company's business and has agreed not to compete with, or solicit employees or customers of, the Company during specified periods if he resigns, is terminated for cause or if his employment agreement expires without being renewed.

                       PROPOSAL I - ELECTION OF DIRECTORS

      The persons listed below are nominees for election as directors at the Annual Meeting. Unless otherwise specified, all Proxies received will be voted in favor of the election of Bruce Bendell, Doron Cohen, David Edelstein, James Wallick and Jeffrey Weiner. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any of the nominees not remain a candidate for election at the date of the Meeting, no substitute candidate will be selected and the Proxies will be voted only in favor of those nominees still standing for election. The following table sets forth the ages of the nominees for director and the positions they hold in the Company:

Name              Age     Position                                             A Director Since
----              ---     --------                                             ----------------
Bruce Bendell     44      Chairman of the Board and Chief Executive Officer           1995
Doron Cohen       43      President, Treasurer and a Director                         1995
David Edelstein   45      Director                                                    1998
James Wallick     48      Director                                                    1998
Jeffrey Weiner    42      Director                                                    1998

      Bruce Bendell has served as the Company's Chairman of the Board since its incorporation in November 1995, as its Chief Executive Officer since May 1998 and as President from May 14, 1998 to December 1998. Mr. Bendell has served as the President and a director of Major Chevrolet and its affiliates since December 1985.

      Doron Cohen has served as the President, Treasurer and a director of the Company since its incorporation in November 1995, except for the period May 14, 1998 through December 18, 1998 during which period Bruce Bendell served as President of the Company. Mr. Cohen has also served as the President of the Company's subsidiary, Computer Business Sciences, Inc. since 1995. From 1991 to 1995, Mr. Cohen served as President and Chief Executive Officer of Holtsman Enterprises, a construction and interior design company.

      David Edelstein has served as a director of the Company since May 1998. Mr. Edelstein has been in the real estate development business since 1979. Currently he is the Managing Member of Sutton East Associates LLC, a real estate development limited liability company and is involved in several sizable real estate projects in New York and Florida.

      James Wallick has served as a director of the Company since May 1998. Mr. Wallick has been in the automotive dealership and financing business since 1971. He is currently president of MLC Leasing and Apple Chevrolet and vice president and a director of TecFin Corp.

      Jeffrey Weiner has served as a director of the Company since May 1998. Mr. Weiner is a certified public accountant and has been with the accounting firm of Marcum & Kliegman LLP, where he is currently Managing Partner, since 1981.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES

            PROPOSAL II - APPROVAL OF 1999 EMPLOYEE STOCK OPTION PLAN

      Effective April 30, 1999 the Board of Directors of the Company adopted the 1999 Stock Option Plan (the "Plan"), which is set forth in Exhibit A to this Proxy Statement. The Plan will not become effective unless it is approved by the holders of record of a majority of the shares of Common Stock and 1997 Preferred Stock present in person or represented by proxy at the Meeting.

      The Plan is intended to encourage stock ownership by all eligible employees of the Company and participating subsidiaries so that they may share in the fortunes of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage employees to remain in the employ of the Company.

      The following discussion of the principal features and effects of the Plan is qualified in its entirety by reference to the text of the Plan set forth in Exhibit A hereto.

Administration of the Plan

      Primary authority for administration of the Plan is held by the Board of Directors (the "Board"). The Board may establish a committee composed of members of the Board to administer the Plan, which committee shall have such of the power and authority vested in the Board under the Plan as the Board may delegate to it, including the power and authority to interpret any provision of the Plan or any option under it.

Shares Subject to the Plan

      The shares of Common Stock to be issued under the Plan, pursuant to the exercise of options granted thereunder, may be either authorized but unissued shares or reacquired shares. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 1,200,000, subject to increase or decrease by reason of stock splits, reorganizations, mergers, reclassifications and the like.

Persons Eligible to Participate

      Any person who is in the employ of the Company or any of its participating subsidiaries, as well as consultants and other independent contractors are eligible to receive options under the Plan, and further provided , in the case of Incentive Options (as described below): (i) that no employee who after the grant of options owns shares (including all shares which may be purchased under outstanding options granted under the Plan) possessing 10% or more of the total combined voting power or value of all classes of shares of the Company or of its parent or subsidiary corporations shall be eligible to participate and (ii) no employee shall be granted an Incentive Option which permits his rights to purchase Common Stock under the Plan to accrue at a rate which exceeds $100,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

Options

      Both Incentive Options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and Non-Statutory Options which do not meet the requirements of Section 422 of the Code may be issued pursuant to the Plan. In the case of Incentive Options, the exercise price shall be the Fair Market Value of a share of Common Stock, and in the case of Non-Statutory Options the exercise price shall be no less than 85% of the Fair Market Value of a share of Common Stock. "Fair Market Value" means the closing sales price of the Common Stock as quoted on the NASDAQ SmallCap Market or other exchange on the date of grant of any option or on the preceding date on which the Common Stock is traded if no shares were traded on the date of grant. If the Common Stock is not quoted on the NASDAQ SmallCap Market or other exchange, Fair Market Value shall be deemed to be the average of the high bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, or the next preceding date on which the last prices were recorded by the National Quotation Bureau.

Termination and Transferability of Employee's Rights

      An employee's rights under the Plan will terminate when he ceases to be an employee provided that, if an employee's employment shall be terminated by reason of death or disability prior to the exercise of one or more outstanding options, then the period during which each such Option to the extent otherwise exercisable is to remain exercisable shall be limited to the twelve month period following the later of date of the optionee's cessation of service or death. During the limited exercise period following the optionee's death, the Option may be exercised by the personal representative of the optionee's estate or by the person or persons to whom the Option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution.

      During the lifetime of the optionee, the Option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution following the optionee's death.

Amendment or Discontinuance of the Plan

      The Board shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that no employee's existing rights under the Plan may be adversely affected thereby.

Vote Required

      The affirmative vote of holders of a majority of the shares of Common Stock and 1997 Preferred Stock present, in person or by proxy, is required for approval of the Plan. Abstentions will be counted as a vote against the proposal and broker non-votes will not be counted for purposes of determining whether this proposal has been approved.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE PROPOSED PLAN.

       PROPOSAL III - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has appointed BDO Seidman LLP as the Company's independent auditors. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of BDO Seidman LLP be submitted to shareholders for ratification due to the significance of their appointment to the Company. If shareholders do not ratify the appointment of BDO Seidman LLP, the Board of Directors will consider the appointment of other certified public accountants. A representative of BDO Seidman LLP will be present at the Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

      Broker non-votes and proxy cards marked "abstain" with respect to this proposal will be counted towards a quorum. Abstentions will be counted as a vote against this proposal and broker non-votes will not be counted for purposes of determining whether this proposal has been approved.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

ANNUAL REPORT

      All shareholders of record as of July 23, 1999 have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998. The Form 10-KSB contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 1998.

                                  By Order of the Company,


                                  Robert Cottrell
                                  Secretary

Dated: July 16, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             FIDELITY HOLDINGS, INC.

             PROXY - Annual Meeting of Shareholders, August 20, 1999

      The undersigned, a shareholder of Fidelity Holdings, Inc., a Nevada corporation (the "Company"), does hereby constitute and appoint Bruce Bendell, Doron Cohen and Richard L. Feinstein and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the 1999 Annual Meeting of Shareholders of the Company to be held at the offices of the Company at 80-02 Kew Gardens Road, Kew Gardens, NY 11415, on August 20, 1999 at 9:00 a.m., local time, or at any adjournment or adjournments thereof.

      The undersigned hereby instructs said proxies or their substitutes as set forth below.

1. ELECTION OF DIRECTORS:

      The election of the following directors: Bruce Bendell, Doron Cohen, David Edelstein, James Wallick and Jeffrey Weiner, to the Board of Directors, to serve until their successors are elected and shall qualify.

      |_| FOR               |_| TO WITHHOLD AUTHORITY TO VOTE FOR ALL
                                NOMINEES

      |_| TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
          NOMINEE(S), PRINT NAMES(S) BELOW:

      --------------------------------------------------------------------------

2. ADOPTION OF THE 1999 EMPLOYEE STOCK OPTION PLAN:

      To approve the adoption of the Company's 1999 Employee Stock Option Plan.

       |_| FOR          |_| AGAINST          |_| ABSTAIN

      --------------------------------------------------------------------------

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS:

      To ratify the appointment of BDO Seidman LLP as the Company's independent auditors for the fiscal year ending December 31,1999.

       |_| FOR          |_| AGAINST          |_| ABSTAIN

      --------------------------------------------------------------------------

4. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters that may come before the Meeting.

      THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE NOMINEES

AS DIRECTORS, TO APPROVE THE ADOPTION OF THE COMPANY'S 1999 EMPLOYEE STOCK OPTION PLAN, TO RATIFY THE APPOINTMENT OF BDO SEIDMAN LLP AS THE COMPANY'S INDEPENDENT AUDITORS AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

      The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated July 29, 1999, and a copy of the Company's Annual Report.

                        Please mark, date, sign and mail this proxy in the envelope provided for this purpose.

                            Dated:__________________, 1999


                            ___________________________________ (L.S.)


                            ___________________________________ (L.S.)
                                         Signature(s)


                        NOTE: Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed with full corporate name by a duly authorized officers.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY.

                                    Exhibit A

             FIDELITY HOLDINGS, INC. 1999 EMPLOYEE STOCK OPTION PLAN

1. GENERAL PROVISIONS

      (a)   PURPOSE

            This 1999 Employee Stock Option Plan ("Plan") is intended to promote the interests of Fidelity Holdings, Inc., a Nevada corporation (the "Corporation"), and its shareholders by providing individuals who render valuable services to the Corporation (or any Parent or Subsidiary, as defined below), on whose judgment, initiative, and efforts the successful conduct of the business of the Corporation depends, and who are responsible for the management, growth, and protection of the business, with the opportunity to acquire ownership interests, through the issuance of options to acquire shares of the Common Stock (each, an "Option"), in the Corporation so as to encourage them to continue in the employ of the Corporation (or any Parent or Subsidiary) and to maximize their performance.

      (b)   TERMINOLOGY

            For the purposes of this Plan, any capitalized term shall have the meaning assigned under Section 3(h) hereof.

      (c)   ADMINISTRATION OF THE PLAN

            (i) This Plan shall be administered either the Board or a committee of two (2) or more Board members appointed by the Board to which the Board has delegated administrative functions under the Plan (the "Committee"). Members of any committee to which the Board has delegated any administrative functions shall serve for such terms as the Board shall determine and subject to the Board's right of removal. All delegations of authority to any committee shall be and remain revocable by the Board.

            (ii) The Committee shall have full power and authority to implement, interpret and administer the Plan, to establish all such rules and regulations as it deems appropriate, and to make such determinations under the Plan and any outstanding Option grants or share issuances as it deems necessary or advisable. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan or any outstanding Option or share issuance.

            (iii) The Committee shall have the absolute discretion and authority to determine, subject to the provisions of this Plan, the terms of any Option grant. In addition to any other matters over which the Committee has discretion hereunder, the Committee shall determine which, if any, eligible individuals will be granted Options in accordance with the Plan. The Committee will determine the number of shares to be covered by each such grant, the status of the granted Option as either an Incentive Option or a Non-Statutory Option, the time or times at which each granted Option is to become exercisable, the vesting schedule (if any) applicable to shares issued pursuant to the granted Options, the performance goals to be attained in order for Options to be granted and the maximum term for which the Option may remain outstanding.

            (iv) The Committee may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Option granted under the Plan becomes exercisable or otherwise adjust any of the terms of such Option (except that no such adjustment shall, without the consent of an optionee, reduce the optionee's rights under any previously granted and outstanding Option) and (ii) otherwise adjust or waive any condition imposed on any Option grant made hereunder.

            (v) In addition, the Committee may, in its absolute discretion and without amendment to the Plan, grant Options on the condition that the Optionee surrender to the Committee for cancellation such other Options (including, without limitation, Options with higher exercise prices) as the Committee specifies. Notwithstanding Section 1 (e)(i) herein, prior to the surrender of such other Options, Options granted pursuant to the preceding sentence of this Section 1 (c)(v) shall not count against the limit set forth in such Section 1(e)(i).

            (vi) No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Corporation (and any affiliate that may adopt the Plan), jointly and severally, shall indemnify and hold harmless each member of the Committee and each other director or employee of the Corporation (or affiliate) to whom any duty or Power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination unless such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Corporation and its affiliates as the case may be.

      (d)   SELECTION OF OPTIONEES AND PARTICIPANTS

            The persons eligible to receive issuances under the Plan are limited to Employees, non-employee members of the Board of the Corporation (or of any Parent or Subsidiary) and consultants and other independent contractors who provide valuable services to the Corporation (or of any Parent or Subsidiary).

      (e)   STOCK SUBJECT TO THE PLAN

            (i) Common Stock of the Corporation will be issued under the Plan. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 800,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section 1.

            (ii) Shares reserved for issuance under granted Options but not in fact issued pursuant to Options granted under the Plan due to the expiration or termination of the Option or the cancellation of the Option in accordance with Section 2(h), will again become available for issuance under the Plan.

            (iii) In the event any change is made to the Common Stock issuable under the Plan by reason of any stock dividend, stock split, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the aggregate number and/or class of shares issuable under the Plan and (ii) the aggregate number and/or class of shares and the Option price per share in effect under each outstanding Option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Committee shall be final, binding and conclusive.

      (f)   AMENDMENT OF THE PLAN AND AWARDS

            The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall adversely affect the rights and obligations of an optionee with respect to Options at the time outstanding under the Plan, nor adversely affect the rights of any issuee with respect to Common Stock issued under the Plan prior to such action unless such issuee consents to such amendment. In addition, the Board shall not, without the approval of the Corporation's shareholders, amend the Plan so as to (i) increase the maximum number of shares issuable under the Plan (except for adjustments required under Section 1 (e)(iii)), (ii) materially increase the benefits accruing to individuals who participate in the Plan, or (iii) materially modify the eligibility requirements for participation in the Plan. The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Options meeting the requirements of future amendments or issued regulations, if any, to the Code or to the Exchange Act.

      (g)   EFFECTIVE

            (i) The Plan shall become effective when shareholder approval of the Plan is obtained. Options may be granted, pursuant to the terms of the Plan, from and after the effective date.

            (ii) The Plan shall terminate upon the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise of Options granted under Section 2. The termination of the Plan shall have no effect on any outstanding Options under or shares issued and outstanding under the Plan, and such securities shall thereafter continue to have force and effect in accordance with the provisions of the agreements evidencing such Options and issuances.

      (h)   NO EMPLOYMENT OR SERVICE RIGHTS

            (i) No Special Employment Rights. Nothing contained in the Plan shall confer upon any person any right with respect to the continuation of his or her employment by or service with the Corporation, Parent or a Subsidiary or interfere in any way with the right of the Corporation, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the person from the rate in existence at the time of the grant of an Option. Nothing in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary) to engage in any Corporate Transaction.

            (ii) No Rights to Option. No person shall have any claim or right to receive an Option hereunder. The Committee's granting of an Option to an optionee at any time shall neither require the Committee to grant an Option to such optionee or any other optionee or other person at any time nor preclude the Committee from making subsequent grants to such optionee or any other optionee or other person.

2. OTHER GRANTS


      (a)   TERMS AND CONDITIONS OF OPTIONS

            The Committee may grant Options pursuant to the Plan. Such Options shall be evidenced by agreements in such form as the Committee shall from time to time approve; provided, however, that each such instrument shall comply with the terms and conditions of the relevant parts of this Section 2. All Options granted under the Plan shall be clearly identified in the agreement evidencing such Options as either Incentive Options or as Non-Statutory Options or a combination of both.

      (b)   OPTION EXERCISE PRICE.

            The Option exercise price per share shall be fixed by the Committee, subject to Section 2(g) in the case of Incentive Options. In the case of Non-Statutory Options, such price per share shall not be less than 85% of the Fair Market Value of a share of Common Stock.

      (c)   TERM AND EXERCISE OF OPTIONS.

            Each Option granted under the Plan shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Committee and set forth in the stock Option agreement evidencing such Option.

      (d)   OPTION EXERCISABLE IN WHOLE OR IN PART

            Each Option shall be exercisable in whole or in part. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof

      (e)   NO ASSIGNMENT.

            During the lifetime of the optionee, the Option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution following the optionee' s death.

      (f)   TERMINATION OF SERVICE.

            The following provisions shall govern the exercise period applicable to any Options held by the optionee at the time of cessation of Service or death:

            (i) Should the optionee cease to remain in Service for any reason other than death or Permanent Disability, then the period during which each outstanding Option held by such optionee, to the extent otherwise exercisable, is to remain exercisable shall be limited to the three (3) month period following the date of such cessation of Service.

            (ii) Should such Service terminate by reason of Permanent Disability or should the optionee die while holding one or more outstanding Options, then the period during which each such Option to the extent otherwise exercisable is to remain exercisable shall be limited to the twelve (12) month period following the later of date of the optionee's cessation of Service or death. During the limited exercise period following the optionee's death, the Option may be exercised by the personal representative of the optionee's estate or by the person or persons to whom the Option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution.

            (iii) The Committee shall have full power and authority to extend
                  (either at the time the Option is granted or at any time while the Option remains outstanding) the period of time for which the Option is to remain exercisable following the optionee's cessation of Service, from the limited period otherwise applicable under Section 2(f), to such greater period of time as the Committee may deem appropriate under the circumstances.

            (iv) Notwithstanding the above no Option shall be exercisable after the specified expiration date of the Option term.

                  (v) Each such Option shall, during the applicable limited exercise period, be exercisable only with respect to the shares for which the Option was exercisable on the date of the optionee's cessation of Service.

      (g)   INCENTIVE OPTIONS

                  (i) The terms and conditions specified in this Section 2 shall be applicable to Incentive Options granted under the Plan, except to the extent such provisions are inconsistent with the provisions this Section 2(g). Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to such terms and conditions set forth herein.

                  (ii) The exercise price of an Incentive Option shall be the Fair Market Value of a share of Common Stock, subject to
                        Section 2(g)(iii). The aggregate Fair Market Value of shares of Corporation Stock with respect to which Incentive Options granted hereunder are exercisable for the first time by an optionee during any calendar year under the Plan and any other stock Option plan of the Corporation (or any "subsidiary corporation" of the Corporation within the meaning of Section 424 of the
                        Code) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Option is granted. In the event that the aggregate Fair Market Value of shares of Corporation Stock with respect to such Incentive Options exceeds $100,000, then Incentive Options granted hereunder to such optionee shall, to the extent and in the order in which they were granted, automatically be deemed to be Non-Statutory Options, but all other terms and provisions of such Incentive Options shall remain unchanged.

                  (iii) No Incentive Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its "subsidiary corporations" (within the meaning of Section 424 of the Code), unless (I) the exercise price of such Incentive Option is at least 110% of the Fair Market Value of a share of Corporation Stock at the time such Incentive Option is granted and (II) such Incentive Option is not exercisable after the expiration of five years from the date such Incentive Option is granted.

                  (iv) No Incentive Option may be granted to an individual if at the time of the proposed grant, such individual is not an employee of the Corporation.

                  (v) No Incentive Option may be granted after 10 years from the date the Plan is adopted, or the date such plan is approved by the shareholders, whichever is earlier.

                  (vi) No Incentive Option may be exercisable after the expiration of 10 years from the date such Incentive Option is granted.

                  (vii) An Incentive Option shall not be transferable by an
                        optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime, only by such optionee.

      (h)   CANCELLATION AND NEW GRANT OF OPTIONS

            The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or a different numbers of shares of Common Stock but having an Option price per share established at the time of such cancellation and regrant in accordance with the provisions of this Plan.

3. MISCELLANEOUS

      (a)   LOANS

            (i) The Committee may assist any optionee in the exercise of one or more Options granted to such optionee including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the


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

                  Corporation to such optionee, or (ii) permitting the optionee to pay the Option price or purchase price for the purchased Common Stock in installments over a period of years.

            (ii) The terms of any loan or installment method of payment (including the interest rate, at no less than the applicable federal rate as in effect from time to time, and terms of repayment) shall be established by the Committee in its sole discretion. Loans or installment payments shall be secured by the purchased shares of Common Stock but otherwise may be authorized with or without security or collateral. However, any loan made to a consultant or other non-employee advisor must be secured in addition by property other than the purchased shares of Common Stock. In all events the maximum credit available to each optionee may not exceed the sum of
                  (i) the aggregate Option price payable for the purchased shares plus (ii) any Federal and State income and employment tax liability incurred by the optionee in connection with such exercise or purchase.

      (b)   VESTING OF SHARES AND REPURCHASE RIGHTS

            (i) The Committee, in its absolute discretion, may issue fully and immediately vested shares of Common Stock, or the Committee may impose such vesting requirements as it deems appropriate with the Corporation retaining a right to repurchase any unvested shares. The terms of the vesting schedule and of the Corporation's repurchase rights shall be as determined by the Committee and set forth in the agreement governing such issuance.

            (ii) Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the holder of unvested Common Stock may have the right to receive by reason of a stock dividend, stock split, reclassification or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting and repurchase limitations applicable to the unvested Common Stock with respect to which it was paid or arose, and (ii) such escrow arrangements as the Committee shall deem appropriate.

            (iii) No person to whom shares of Common Stock have been issued pursuant to the Plan may transfer any such shares which have not vested.

      (c)   MARKET STAND-OFF AGREEMENTS

            The Committee may require each person to whom any shares are issued under this Plan to enter into an agreement which restricts or prohibits the sale of any stock of the Corporation by such person for a reasonable period of time following a public offering of any shares of stock by the Corporation.

      (d)   RIGHT OF FIRST REFUSAL


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

            Until such time as the Corporation's outstanding shares of Common Stock are first registered under Section 12(g) of the Exchange Act, the Committee may subject any shares issued pursuant to the Plan to a right of first refusal with respect to any proposed disposition of such shares other than a transfer permitted by Section 2(e). Such right of first refusal shall be exercisable by the Corporation (or its assignees) in accordance with the terms and conditions specified in the instrument governing the issuance of such shares.

      (e)   SECURITIES LAWS: LEGEND

            (i) Options or Shares of Common Stock shall not be issued or delivered under this Plan unless and until the Corporation shall have determined that there has been full and adequate compliance with all applicable requirements of the Federal and state securities laws and all other applicable legal and regulatory requirements. Without limiting the generality of the above, and notwithstanding any other provision of the Plan, the Plan shall at all time comply with the provisions of Rule 16b-3 (including, without limitation, its plan amendment provisions) promulgated under the Exchange Act, or any successor rule ("Rule 16b-3") in the event Options are granted to such persons as are required to file reports under Section 16(a) of the Exchange Act. In such cases, the Plan shall be administered by (i) the Committee if the Committee may administer the Plan in compliance with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan, or (ii) a committee designated by the Committee to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

            (ii) Shares issued under the Plan shall bear such legends as the Committee deems necessary or appropriate, including such restrictive legends as the Committee shall require to reflect the terms of any agreement between the optionee and the Corporation.

      (f)   SHAREHOLDER RIGHTS

            (i) Subject to the rights of the Corporation set forth herein or in any other agreement entered into between the Corporation and an issuee of shares under the Plan, each person to whom shares of Common Stock have been issued under the Plan shall have all the rights of a shareholder with respect to those shares whether or not his/her interest in such shares is vested. Accordingly, the issuee shall have the right to vote such shares and to receive any cash dividends or other distributions paid or made with respect to such shares.

            (ii) No person shall have any rights as a stockholder with respect to any shares of Corporation Stock covered by or relating to any Option granted pursuant to the Plan until the date the person becomes the owner of record with respect to such shares. Except as otherwise expressly provided in Section 1(e) hereof, no adjustment to any Option shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

      (g)   ACCELERATION

            The Committee may, in its discretion, provide for the automatic acceleration upon a Change of Control and\or Corporate Transaction at the time of which any Option will become exercisable or for the lapse of any repurchase right tied to vesting by including a provision to such effect in the documents evidencing the rights of the optionee. Every optionee under the Plan shall be entitled to ten
            (10) business days' prior notice to the occurrence of any Corporate Transaction, to the extent that the occurrence of any such Corporate Transaction is within the Corporation's knowledge.

      (h)   DEFINITIONS

            The following definitions shall be in effect under this Plan:

            (i)   BOARD shall mean the Board of Directors of the Corporation.

            (ii)  CODE shall mean the Internal Revenue Code of 1986, as amended.

            (iii) COMMON STOCK shall mean the common stock of the Corporation.

            (iv) CORPORATE TRANSACTION shall mean either of the following stockholder- approved transactions to which the Corporation is a party:

                  (1) any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) in which more than fifty percent (50%) of the Corporation's outstanding voting stock is transferred to a person or persons different from those who held the stock immediately prior to such transaction, or

                  (2) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

            (v) EMPLOYEE shall mean an individual who is in the employ of the Corporation or any Parent or Subsidiary, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

            (vi) EXCHANGE ACT shall mean the Securities Exchange Act of 1934, as amended.

            (vii) FAIR MARKET VALUE per share of Common Stock on any relevant date under the Plan shall be the value determined in accordance with the following provisions:

                  (1) If the Common Stock is not at the time listed or admitted to trading on any Stock

                        Exchange but is traded on the NASDAQ National or SmallCap Market Systems, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers through the NASDAQ National or SmallCap Market Systems or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (2) If the Common Stock is at the time listed or admitted to trading on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on he Stock Exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (3) If the Common Stock is at the time neither listed nor admitted to trading on any Stock Exchange nor traded on the NASDAQ National nor SmallCap Market Systems, then such Fair Market Value shall be determined by taking into account such factors as the Committee shall deem appropriate.

           (viii) INCENTIVE OPTION shall mean a stock Option which satisfies the requirements of Section 422 of the Code.

            (ix) NON-STATUTORY OPTION shall mean a stock Option not intended to meet the requirements of Section 422 of the Code.

            (x) PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            (xi) PERMANENT DISABILITY shall have the meaning assigned to such term in Section 22(e)(3) of the Code.

            (xii) SERVICE shall mean the provision of services to the
                  Corporation or any Parent or Subsidiary by an individual in the capacity of an Employee, a non-employee member of the Board or a consultant or independent contractor.

           (xiii) SUBSIDIARY shall mean each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      (i)   USE OF PROCEEDS: EXPENSES

            Any cash proceeds received by the Corporation from the issuance of shares of Common Stock under the Plan shall be used for general corporate purposes. The expenses of the Plan shall be paid by the Corporation.

      (j)   WITHHOLDING

            The Corporation's obligation to deliver shares upon the exercise of any Options granted under hereunder shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

      (k)   REGULATORY APPROVALS

            The implementation of the Plan, the granting of any Options and the issuance of Common Stock upon the exercise of the Option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options granted under it, and the Common Stock issued pursuant to it.